As filed with the Securities and Exchange Commission on May 26, 2026.

Registration No. 333-295965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3620	41-4189868
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1113 Vine St., Suite 101

Houston, Texas 77002

(713) 429-4091

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Carrington

Chief Executive Officer

1113 Vine St., Suite 101

Houston, Texas 77002

(713) 429-4091

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John T. Gaffney Hillary H. Holmes Harrison Tucker Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 (346) 718-6600	Richard D. Truesdell, Jr. Derek Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

ERock, Inc., is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-295965) as an exhibits-only filing. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1**	Form of Amended and Restated Certificate of Incorporation.

3.2**	Form of Amended and Restated Bylaws.

4.1	Form of Registration Rights Agreement.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1**	Form of Indemnification Agreement.

10.2†**	Form of ERock, Inc. 2026 Equity Incentive Plan.

10.3†**	Non-Employee Director Compensation Policy.

10.4†**	Form of ERock, Inc. Executive Severance Plan.

10.5	Form of Sixth Amended and Restated Limited Liability Company Agreement of Enchanted Rock Holdings, LLC.

10.6	Form of Tax Receivable Agreement.

10.7#**	Office/Warehouse Lease Agreement, dated June 1, 2018, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.8#**	First Amendment to Office/Warehouse Lease Agreement, dated November 1, 2018, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.9#**	Second Amendment to Office/Warehouse Lease Agreement, dated October 1, 2019, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.10#**	Third Amendment to Office/Warehouse Lease Agreement, dated November 1, 2019, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.11#**	Fourth Amendment to Office/Warehouse Lease Agreement, dated May 1, 2020, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.12#**	Fifth Amendment to Office/Warehouse Lease Agreement, dated August 1, 2020, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.13#**	Sixth Amendment to Office/Warehouse Lease Agreement, dated November 1, 2020, by and between Vine Street Studios, LLC and Enchanted Rock Management, LLC.

10.14#**	Lease Agreement, dated June 2, 2023, by and between Duke Realty Limited Partnership and Enchanted Rock , LLC.

10.15#**	First Amendment to Lease Agreement, dated October 24, 2023, by and between Duke Realty Limited Partnership and Enchanted Rock, LLC.

10.16#**	Lease Agreement, dated December 8, 2026, by and between Prologis, L.P. and Enchanted Rock, LLC.

21.1**	List of subsidiaries of ERock, Inc.

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm to ERock, Inc.

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Exhibit No.	Description of Exhibit

23.2**	Consent of Deloitte & Touche LLP, independent registered public accounting firm to Enchanted Rock Holdings, LLC.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereto).

99.1**	Consent of Charles Boynton to be named as a director nominee.

99.2**	Consent of Dan Brouillette to be named as a director nominee.

99.3**	Consent of Hans Kobler to be named as a director nominee.

99.4**	Consent of Mark Petterson to be named as a director nominee.

99.5**	Consent of Sameer Reddy to be named as a director nominee.

99.6**	Consent of Tony Satterthwaite to be named as a director nominee.

99.7**	Consent of Lindsay Luger to be named as a director nominee.

107**	Filing Fee Table.

*	To be filed by amendment.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.
#	Portions of the exhibit have been omitted for confidentiality purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on May 26, 2026.

ERock, Inc.

By:	/s/ John Carrington
Name:	John Carrington
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities indicated on the 26th day of May, 2026.

Signature	Title

/s/ John Carrington John Carrington	Director and Chief Executive Officer (principal executive officer)

* Ian Blakely	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ John Carrington
John Carrington
Attorney-in-fact

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